UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2024

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0777

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2024, the Board of Directors (the “Board”) of Sterling Infrastructure, Inc. (the “Company”) appointed Daniel P. Govin, age 52 as Chief Operating Officer (“COO”) of the Company, effective August 5, 2024 (the “Effective Date”).
From 2022 until joining the Company, Mr. Govin served as President of Quanta West LLC, Inc. Prior to that, he served as President of PAR Electrical Contractors from 2018 to 2022 and as Senior Vice President of Operations of Quanta Services, Inc. from 2011 to 2017. Mr. Govin earned an MBA in International Business & Operations Management from the Crummer Graduate School of Business at Rollins College and received his BS in Urban Planning from the University of Wisconsin-Green Bay.
Mr. Govin’s appointment is not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Govin and any director, executive officer or other person requiring disclosure under Item 401(d) of Regulation S-K. There are no transactions in which Mr. Govin has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with his appointment as COO, the Compensation and Talent Development Committee of the Board approved a compensation package for Mr. Govin consisting of cash and equity components. As of the Effective Date, Mr. Govin will have a base salary of $650,000. On August 6, 2024, Mr. Govin received a one-time grant of 50,000 time-based restricted stock units to vest ratably over a three-year period. Mr. Govin will also be eligible to participate in the Company’s annual short-term cash-based incentive plan, with a target annual award equal to 110% of his base salary, which for 2024 will be determined based on the Company’s corporate financial metric(s) (representing 75% of the award) and on non-financial strategic metrics (representing 25% of the award). On August 6, 2024, Mr. Govin also received the following awards under the Company’s 2024 long-term, equity-based incentive program: time-based restricted stock units with a grant date value of $300,000 that vest in one-third increments on each of December 31, 2024 and the next two anniversaries thereof, and performance-based restricted stock units with a grant date value of $800,000, with payout based upon the achievement of certain performance metrics and vesting at the end of a three-year period (December 31, 2026). Finally, Mr. Govin will receive a vehicle allowance of $18,000 per year.

Item 7.01	Regulation FD Disclosure.

On August 8, 2024, the Company issued a press release announcing Mr. Govin’s appointment as COO, a copy of which is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.
The information provided in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Exchange Act or the Securities Act, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release, dated August 8, 2024 (furnished hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING INFRASTRUCTURE, INC.

Date:	August 8, 2024	By:	/s/ Sharon R. Villaverde
Sharon R. Villaverde
Chief Financial Officer